UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2026

Cocrystal Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38418	35-2528215
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

19805 N. Creek Parkway
Bothell, WA	98011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 262-7123

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	COCP	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On January 9, 2026, the Compensation Committee (the “Committee”) of the Board of Directors of Cocrystal Pharma, Inc. (the “Company”) approved the grant of non-qualified stock options to the Company’s directors, executive officers and a certain consultant. The non-qualified stock options are granted under the Company’s 2025 Equity Incentive Plan, shall have a term of 10 years, be exercisable at the closing price of January 8, 2026, and the exercisability shall be subject to execution of the Company’s form of Non-Qualified Stock Option Agreement. The non-qualified stock options shall vest as follows: one-half shall vest and become exercisable on January 9, 2027 and the remaining half shall vest and become exercisable in eight equal quarterly installments commencing on March 31, 2027, subject to the applicable recipient continuing to serve as an officer, director or consultant of the Company, as applicable, on each applicable vesting date.

Name	For Board Service	Stock Options Granted	Stock Options Granted to Chairman and Lead Director	Total Stock Options Granted
Dr. Roger Kornberg	16,410	-	8,205	24,615
Dr. Philip Frost	16,410	-	8,205	24,615
Steve Rubin	16,410	-	-	16,410
Fred Hassan	16,410	-	-	16,410
Richard Pfenniger	16,410	-	-	16,410
Anthony Japour	16,410	-	-	16,410
James Martin	-	49,229	-	49,229
Sam Lee	-	49,229	-	49,229
Consultant	-	40,000	-	40,000

The Committee also approved a $50,000 cash award paid to Dr. Roger Kornberg for serving as chairman of the Company’s Scientific Advisory Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 15, 2026

Cocrystal Pharma, Inc.

By:	/s/ James Martin
Name:	James Martin
Title:	Chief Financial Officer and Co-Chief Executive Officer